UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:  The SEC has requested that we insert the date the Auditors indicated to us the financials could not be relied upon and why.  This 8K has included that information as well as an updated letter from our Auditor.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 19, 2013 the Company filed its quarterly report on Form 10Q for the period ended September 30, 2013 with the United States Securities and Exchange Commission.  This filing was consummated without the consent of the Company’s independent public accountants as the accountants had not finished their review of the interim consolidated financial statements included in the quarterly report on Form 10-Q using professional standards and procedures conducted for such reviews, as established by generally accepted auditing standards.  Therefore, the Company’s management and the independent registered public accountants have determined that the previously issued consolidated financial statements included in our quarterly report on Form 10-Q for the period ended September 30, 2013 should not be relied upon.

The Auditors for the Company advised the Company on November 21, 2013 of the insufficiency of the filing and requested it be amended.

The Company has filed its interim consolidated financial statements included in the quarterly report on Form 10-Q/A Amendment No. 1 for the period ended September 30, 2013, with proper authorization from our independent auditors.

The Company has informed Sadler, Gibb & Associates, LLC, the Company's independent registered public accounting firm, of the matters disclosed in this filing, and has included as an exhibit to this Form 8-K filing the acknowledgement of Sadler, Gibb & Associates, LLC.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
(d)    EXHIBITS:

Exhibit No.	Description

16.1	Letter of Sadler, Gibb & Associates, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer

Date:   January 20, 2014